UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐  Preliminary Proxy Statement

☐  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Section 240.14a-12

Inland Western Retail Real Estate Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On November 1, 2007, a stockholder filed a purported class action and derivative complaint in the United States District Court for the Northern District of Illinois, Eastern Division, against, among others, Inland Western Retail Real Estate Trust (the “Company”), the Company’s current business manager/advisor and property managers (Inland Western Retail Real Estate Advisory Services, Inc., Inland Southwest Management Corp., Inland Northwest Management Corp. and Inland Western Management Corp), and certain of the officers and directors of the Company.  The complaint attempts to assert class action claims on behalf of all persons who are entitled to vote on the proxy statement filed with the Securities and Exchange Commission on September 10, 2007, as amended or supplemented (the “proxy statement”), and derivative claims on behalf of the Company.

The complaint alleges, among other things, (i) that the consideration to be paid for the business manager/advisor and property managers as part of the proposed internalization transaction is excessive; (ii) that the proxy statement relating to the transaction violates Section 14(A), including Rule 14a-9 thereunder, and Section 20(A) of the Securities Exchange Act of 1934, based upon, allegations that the proxy statement contains false and misleading statements or omits to state material facts relating to the proposed internalization; (iii) that the directors and the business manager/advisor and property managers breached their fiduciary duties to the members of the class and to the Company; and (iv) that the proposed internalization transaction will unjustly enrich certain directors and officers of the Company.

The complaint seeks, among other things, (i) certification of the class; (ii) an order declaring the proxy statement false and misleading; (iii) an order declaring the conduct of the defendants to be in violation of law; (iv) nullification of any authorizations secured by the defendants pursuant to the proxy statement to be null and void (including the rescission of all employment agreements entered into in furtherance of the internalization); (v) unspecified monetary damages for the class and derivatively for the Company; (vi) nullification of the proposed mergers and the merger agreement; and (vii) the payment of reasonable attorneys’ fees, experts’ fees, interest and costs of suit.

The Company and its Board of Directors have reviewed the allegations in the complaint and believe the claims asserted against them in the complaint are without merit and intend to vigorously defend this action.

As of the close of business on November 8, 2007, the Company has a quorum present for our upcoming annual meeting on November 13, 2007, with 98% of the responding shares having been voted in favor of approving the Merger.

Our Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of our entry into the Merger Agreement and the Merger to be considered and voted on at the annual meeting on November 13, 2007, each as defined and previously described in  the proxy statement.  If a stockholder has not already submitted a proxy for use at the annual meeting on November 13, he or she is urged to complete, sign, date and return the proxy card as soon as possible.  If a stockholder has already returned his or her proxy card and wishes to change his or her votes, he or she may revoke his or her proxy at any time before the annual meeting on November 13 by notifying Roberta S. Matlin, our Secretary, at 2901 Butterfield Road, Oak Brook, Illinois 60523, attending the meeting and voting in person, or recasting his or her proxy vote (by internet, telephone or mail) dated after his or her first proxy vote which is received prior to the annual meeting on November 13.  If a stockholder has any questions regarding voting procedures, he or she may call us at 1-630-218-8000 or contact our proxy solicitor Morrow & Co., Inc., at 1-800-573-4804.

Below is a copy of a letter from our Chairman of the Board to the Company’s stockholders relating to the foregoing, to be sent to stockholders on November 9, 2007.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

2901 BUTTERFIELD ROAD
OAK BROOK, ILLINOIS 60523
TELEPHONE: (630) 218-8000

November 9, 2007

Dear Fellow Stockholder:

Recently, a law firm filed a purported class action and derivative complaint on behalf of a single shareholder regarding the Inland Western Retail Real Estate Trust, Inc. (“Inland Western”) proposed merger.  This merger is one of the proposals to be voted on by stockholders in our proxy filing at our November 13, 2007 annual meeting.  Unfortunately, these kinds of nuisance lawsuits have become commonplace and impose cost and expense to both the company and its stockholders.

We have conducted a review of the claims made in the complaint and we believe that the allegations in this lawsuit are erroneous and wholly without merit.  We intend to vigorously defend this action.

The merger described in the proxy dated September 10, 2007 was the end product of a formal 14-month process that entailed lengthy and detailed due diligence on the part of many independent parties.

We know that our business model works.  As is the case with other REITs established by our sponsor, and as I stated in my letter to you in the proxy, our business plan incorporates both a process for self-administration and, at a future point in time, the exploration of a liquidity event to be determined by our board of directors.  A liquidity event could take the form of listing our shares on a stock exchange, merging our REIT with a publicly traded REIT, or selling our real estate assets, any one of which would provide our stockholders with an exit strategy from their investment.  We believe that acquiring our Property Managers and our Business Manager/Advisor is one of the most significant steps toward achieving our goal of an effective liquidity event for our stockholders, and that the merger will have a positive impact on our future financial performance.

Inland Real Estate Investment Corporation has been sponsoring REITs for 13 years, and over this time stock in these REITs was sold to approximately 316,000 shareholders in four different REITs, which go through the same processes.  During this entire period, this nuisance suit is the first and only shareholder action that we have experienced.

Your vote is crucial to the future of our company.  Our board of directors has found this transaction to be fair to you and the other stockholders of our company and has approved this merger.  We continue to recommend that you vote FOR the merger, as well as the other two proposals on the proxy card.

You may change your vote electronically via the Internet at www.proxyvoting.com/INWEST until 11:59 p.m. Eastern Time on November 12, 2007, by telephone by the same deadline, or in person via a proxy card at the Annual Meeting prior to the vote tabulation.  If you have any questions, please call our proxy solicitor, Morrow & Co., Inc., at 1-800-573-4804.

As always, we appreciate your investment in and support of Inland Western.  The solid reputation we have established during our many years in business, based upon integrity and expertise, will continue.

Sincerely,

Robert D. Parks

Chairman of the Board, Inland Western Retail Real Estate Trust, Inc.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT:

In connection with this letter and also with the proposed merger transaction, Inland Western has filed a Form 8-K, a definitive proxy statement and other materials with the SEC.  Investors and security holders are advised to read the proxy statement because it contains important information about the parties to the proposed merger transaction. Certain of the company’s officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed merger transaction. Information regarding such individuals is included in the company’s Annual Report on Form 10-K, as amended by the company’s Annual Report on Form 10K/A previously filed with the SEC, and is included in the proxy statement relating to the proposed merger. Stockholders and investors may obtain additional information regarding the interests of Inland Western and its directors and executive officers in the proposed merger transaction, which may be different than those of the company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, which was filed with the SEC.  Stockholders and investors may obtain a free copy of the proxy statement and other relevant documents as they become available, as well as other materials filed with the SEC concerning the company, at the SEC’s website at http://www.sec.gov.  Copies of these materials and other documents also may be obtained at no charge from: Inland Western Retail Real Estate Trust, Inc., 2901 Butterfield Road, Oak Brook, IL 60523, attention Vice President —Administration.